EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249924, 333-71044, 333-145166, 333-266556, 333-169015, and Post-Effective Amendment Registration Statement No. 1 to 333-113426 on Form S-8 of our report dated June 08, 2023 relating to the financial statements of Graham Corporation and the effectiveness of Graham Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2023.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Rochester, New York
June 8, 2023